 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WiFiMed Holdings Company, Inc.
(Name of Registrant as Specified In Its Charter)

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WiFiMed Holdings Company, Inc.
2000 River Edge Parkway
Suite GL 100A
Atlanta, GA  30328

Notice of Annual Meeting of Stockholders

September 16, 2008

To the Stockholders of

WiFiMed Holdings Company, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders  (the "Annual Meeting") of WiFiMed Holdings Company, Inc. (the "Company") will be held at the offices of the Company at 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, on September 16, 2008, commencing at 2:00 p.m. (local time), or at any adjournment thereof, for the following purposes:

1.                    To elect five persons to the board of directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.                    To ratify the appointment of Rotenberg & Co., LLP, as independent auditors and accountants for the Company for the fiscal year ending December 31, 2008;

3.                    To consider and act upon a proposal to amend the Company's articles of incorporation ("Articles of Incorporation") to increase the number of authorized shares of common stock of the Company ("Common Stock") from 75,000,000 shares to 500,000,000 shares of Common Stock;

4.                    To consider and act upon a proposal to approve the First Amended and Restated WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan;

5.                   To consider and act upon any other proposal as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice to which your attention is directed.

Only stockholders of record on the books of the Company at the close of business on July 30, 2008, will be entitled to vote at the Annual Meeting or at any adjournment thereof.  You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.

By Order of the Board of Directors,

                                                                                                                    Gregory D. Vacca, President and
                                                                                                                    Chief Executive Officer

                                                                                                                    August 18, 2008
                                                                                                                    Atlanta, Georgia

WIFIMED HOLDINGS COMPANY, INC.
2000 River Edge Parkway
Suite GL 100A
Atlanta, GA  30328

Proxy Statement

Annual Meeting Of Stockholders
September 16, 2008

          The annual meeting of stockholders (the "Annual Meeting") of WiFiMed Holdings Company, Inc., a Nevada corporation, will be held on September 16, 2008, at the offices of the Company, 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, commencing at 2:00 p.m., local time, and any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.   This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the Annual Meeting, and at any adjournments and postponements of the Annual Meeting.  We will bear the entire costs of such solicitation.  The approximate date on which this Proxy Statement and the enclosed proxy card are being first mailed to our stockholders is August 18, 2008.

            If the proxy card in the accompanying form is duly executed and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements.  Any person executing a proxy card may revoke it prior to its use.  You are directed to the section entitled "Procedure for Voting by Proxy" for further information concerning a stockholder's ability to vote by proxy and to revoke a proxy once given.

            Throughout this Proxy Statement, the terms "we," "us," "our" and the "Company" refer to WiFiMed Holdings Company, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and "you" and "your" refers to the stockholders of our Company.

Record Date

            We have established July 30, 2008 as the record date for the Annual Meeting.  Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the Annual Meeting.  Our Common Stock currently is the only class of our securities entitled to be voted at the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the Annual Meeting.  This list also will be available for examination during the Annual Meeting.

Proposals to be Considered at the Meeting

            You will be asked to consider and vote at the Annual Meeting on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement.

            We do not expect that any other matter will be brought before the Annual Meeting.  If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

            Holders of our Common Stock are entitled to one vote per share on each of the proposals scheduled for vote at the Annual Meeting.  We had issued and outstanding 43,137,035 shares of our Common Stock as of the record date.  Accordingly, there are 43,137,035 votes eligible to be cast at the Annual Meeting.

            The election of directors (Proposal 1) is by a plurality of votes cast.   The ratification of the Company's independent auditors (Proposal 2); the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of our Common Stock from 75 million to 500 million shares (Proposal 3); and the approval of the First Amended and Restated WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan (Proposal 4), each requires the affirmative vote of the majority of shares entitled to vote on such matter in person or by proxy.

            Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called "broker non‑votes," those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast.  The election of directors requires a plurality of votes cast so abstentions and broker non-votes will have no effect on the vote on Proposal 1.  The ratification of independent auditors, the amendment of the Articles of Incorporation, and the adoption of the First Amended and Restated WiFiMed Holdings Company, Inc., 2008 Long-Term Incentive Plan, will require the affirmative vote of a majority of the shares entitled to vote on such matters in person or by proxy and, consequently, broker non-votes and abstentions will have no effect on the vote on proposals 2-4.  Abstentions and broker non-votes, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the Annual Meeting.

            Our directors, director-nominees and executive officers own, directly or indirectly, approximately 9.80% of the voting power entitled to be cast at the Annual Meeting.  We anticipate that these directors and executive officers will cast all of their votes in favor of each of the proposals being considered at the Annual Meeting.

Quorum

            We must have a quorum in order to carry on business at the Annual Meeting.  We must have present, in person or by proxy, holders of a minimum of 50% of our entire issued and outstanding Common Stock in order for a quorum to exist.  Accordingly, we must have present, in person or by proxy, holders owning of record at least 21,568,518 shares of our Common Stock in order for any business to be conducted at the Annual Meeting.  Abstentions and broker non‑votes will count for quorum purposes.

Procedure for Voting by Proxy

            A form of proxy card is enclosed for your use.  To vote without attending the Annual Meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage‑paid if mailed in the United States.

            If you properly fill in your proxy in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy.  If you sign the proxy, but do not make specific choices, the individuals named on your proxy will vote your shares FOR approval of each of the proposals scheduled for vote at the Annual Meeting.

            You can still vote in person at the Annual Meeting, even if you have completed and returned a proxy. You may revoke your proxy at any time before it is voted by:

·        submitting a new proxy with a later date;
·        by voting in person at the Annual Meeting; or
·        by filing with our corporate secretary a written revocation of the proxy.

            Attendance at the Annual Meeting will not of itself constitute revocation of a proxy.  You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the Annual Meeting, which you are revoking and request a ballot in order to personally vote at the Annual Meeting.

            If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.

Revocability of Proxy

            A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

No Dissenter's Rights

            Stockholders are not entitled to dissenter's rights of appraisal with respect to Proposals 1, 2, 3 or 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            Our Common Stock is the only class of our voting securities presently outstanding.  As of July 30, 2008, there were 43,137,035 shares issued and outstanding.

            The following table sets forth information as of July 30, 2008 with respect to the beneficial ownership of shares of our Common Stock as of the date of this Proxy Statement by:

·        each person who owns, or is known by us to own, beneficially (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) 5% or more of the 43,137,035 outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission (the "SEC") and certain other information,

·        each of our current "named executive officers" and directors, and
·        in summary, all of our executive officers and directors as a group.
            The term "named executive officers" is defined in the SEC rules as those executive officers who are required to be listed in the Summary Compensation Table provided in the discussion in this Proxy Statement concerning proposal number 1.
            Except as otherwise indicated in the notes to the following table,
·        we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and
·        the address for each beneficial owner listed in the table is c/o WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, Georgia 30328.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Interest		Percent of Class

Common Stock	Gregory Vacca (1)	750,000	(2)	1.71%

Common Stock	Marshall Sterman (1)	877,145	(3)	2.00%

Common Stock	Robert Coffill (1)	467,605	(4)	1.07

Common Stock	Richard Burtt (1)	853,983	(5)	1.95%

Common Stock	Dave Hubbard (1)	1,568,071	(6)	3.60%

Common Stock	Jeffrey Simon (7)	2,891,129	(8)	6.69%

Common Stock	George Hart (9)	3,195,390	(10)	7.40%

Common Stock	JMJ Technologies, Inc. (1)	6,462,067	(11)	14.44%

Common Stock	Joy Terrace Capital (12)	5,000,000	(13)	11.59%

Common Stock	Barry Kramer(14)	4,637,651	(15)	10.14%

Common Stock	Robert Plumb(16)	3,293,336	(17)	7.38%

Common Stock	Jonathan Payne(18)	2,411,981	(19)	5.44%

Total for Officers and Directors as a group (5 persons)		4,516,804	(2)(3)(4)(5)(6)	9.80%

* Equals less than 1 percent.

1)      Except as otherwise noted each person's business address is c/o the Company, 2000 RiverEdge Pkwy, Ste. GL 100A, Atlanta, Georgia 30328.

2)      Person retains voting and disposition control with respect to all shares.  These include options to purchase 750,000 shares at $0.25 per share, which are currently exercisable. Mr. Vacca also has been granted incentive stock options to purchase 2,500,000 shares at $0.25 per share, of which 500,000 shares vest upon the one year anniversary of Mr. Vacca's employment agreement, and 2,000,000 of which vest on a monthly basis from January 1, 2009 thereafter at 83,333 shares per month.

3)      Person retains voting and disposition control with respect to all shares.  These, include options to purchase 435,208 shares exercisable at $0.46 per share and options to purchase 250,000 shares exercisable at $0.25 per share.  These do not include 32,000 shares owned by his daughter-in-law, Pajes Merriman; or 40,000 shares owned by Mr. Sterman's wife, Dorothy Myerson Sterman, of which Mr. Sterman disclaims beneficial ownership. These also do not include 40,000 shares owned by the Mayflower Group LTD, of which Mr. Sterman is the President and the shares of which reporting person disclaims beneficial ownership.

4)      Person retains voting and disposition control with respect to all shares. These include options to purchase 217,605 shares exercisable at $0.46 per share and options to purchase 250,000 shares at $0.25 per share.

5)      Person holds voting and disposition control indirectly with respect to 603,983 shares and options to purchase 380,808 shares through Value Added Strategies, LLC, of which entity such person is the principal owner.  Person retains voting and disposition control directly with respect to options to purchase 250,000 shares exercisable at $0.25 per share.

6)      Person retains voting and disposition control with respect to all shares.  These include options to purchase 163,204 shares exercisable at $0.46 per share and 250,000 shares at $0.25 per share.

7)      Person's address is 3320 Keenland Road, Marietta, GA 30062.

8)      Person retains voting and disposition control with respect to all shares.  These include warrants to purchase 38,113 shares exercisable at $0.46 per share.

9)      Person's business address is 5620 Conway Dr. Marietta, GA 30068.

10)   Person retains voting and disposition control with respect to all shares.

11)   Voting and disposition control with respect to all shares is retained by James D. Copenhaver, President, CEO and Chairman of the Board of JMJ Technologies, Inc.  These include warrants to purchase 1,600,000 shares exercisable at $0.01 per share.

12)  Person's business address is c/o Frank Magliochetti, 510 Turnpike St. Suite 204, North Andover, MA 01845.

13)   Voting and disposition control with respect to all shares is retained by Francis P. Magliochetti.

14)   Person's business address is 12428 Promontory Road, Los Angeles, CA 90049.

15)   Person retains voting and disposition control with respect to all shares.  These include warrants to purchase (i) 205,636 shares exercisable at $0.46 per share, (ii) 1,139,601 shares exercisable at $0.08775 per share; and (iii) 1,250,000 shares exercisable at $0.40 per share.

16)   Person's business address is 1524 Vassar Street, Houston, Texas 77006.

17)   Person retains voting and disposition control with respect to all shares.  These, include warrants to purchase 104,449 shares exercisable at $0.46 per share and 1,333,333 shares exercisable at $0.075 per share.

18)   Person's business address is 6141 Sherry Lane, Dallas, TX 75225-6302.

19)   Person retains voting and disposition control with respect to all shares.  These include warrants to purchase (i) 896,571 shares exercisable at $0.35 per share, (ii) 42,432 shares exercisable at $0.46 per share, and (iii) 250,000 shares exercisable at $1.40 per share.

We are not aware of any arrangements that could result in a change of control.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to the Company's Bylaws, the minimum number of directors of the Company is one with a maximum of seven, which number may be increased or decreased by resolution of the Board. The Board of Directors is currently authorized to consist of five members. Each director holds office for the term for which he or she is elected, as more fully described below under "Information Concerning Director-Nominees and Executive Officers", or until his or her earlier resignation or removal.  Directors need not be stockholders or residents of the State of Nevada.

Five directors are to be elected at the Meeting. All of the nominees are currently directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If a nominee becomes unable or unavailable to serve as a director at the time of the election, the persons named as proxies in the accompanying proxy may vote the proxy for a substitute nominee.

The affirmative vote of a plurality of the votes cast by holders of the Company's Common Stock present in person or represented by proxy and entitled to vote will be required to elect the nominees to the Company's Board of Directors. In the event that holders of the Common Stock do not vote in favor of Proposal 1, then the nominees will not be elected, but will nevertheless remain as directors until their successors are duly elected and qualified or until their earlier resignation or removal.

Information Concerning Director-Nominees and Executive Officers

Set forth below is a brief description of the background of each of our executive officers and director-nominees, based on information provided to us by them.

Name	Age	Position

Gregory Vacca	58	President, CEO, Acting Treasurer, and Director

Marshall Sterman	77	Director

David Hubbard	52	Director

Richard Burtt	63	Director

Robert Coffill	51	Director

The term of office for each director is one year, or until his/her successor is elected and qualified at the Company's annual meeting, with the exception of Mr. Gregory Vacca, whose term as a director lasts for the term of his Employment Agreement with the Company or for so long as Mr. Vacca remains President or CEO of either the Company or its subsidiary, EncounterPro Healthcare Resources, Inc. ("EHRI"). On October 15, 2007, as reported in the current report on Form 8-K, filed with the SEC on October 19, 2007, the Board of Directors accepted Mr. Jeffrey Simon's resignation from his positions with the Company as President, CEO, and a member of the board of directors.

The following is a brief account of the business experience during the past five years of each of the Company's directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

Gregory Vacca, President, CEO, Acting Treasurer, and Director.

On October 15, 2007, Gregory Vacca became the President, CEO, Acting Treasurer and Director of the Company and had been President and CEO of JMJ Technologies, Inc. ("JMJ") from July 2006 to October 1, 2007, the date of our acquisition of JMJ. Gregory Vacca is also the CEO and President of EHRI, and is the CEO of WiFiMed, Inc., replacing Kane St. John in that capacity pursuant to board resolution dated December 20, 2007. Prior to joining JMJ, from October, 2000 to June 2006, Mr. Vacca was the president of Vacca Insurance Services, a marketing consulting firm for financial institutions and insurance companies. He also was a co-founder in 2004 of the CoreLINK Group, a national marketing organization with a proprietary technological platform for the sale of investment and insurance products for financial institutions. From 1994 through 2003, Mr. Vacca was Senior Vice President/National Insurance and Business Banking Manager for Cal Fed Investments, a wholly-owned subsidiary of Cal Fed Bank, which was acquired by CitiBank. A hospital chaplain in both civilian and military life (Desert Storm veteran), Mr. Vacca developed expertise in long-term health care. He is a graduate of University of California-Irvine with a Bachelor's degree in Biological Sciences. He also received the Master of Divinity degree from the San Francisco Theological Seminary. He is presently a member of the Institutional Biosafety Committee of the University of California - Irvine.

Marshall Sterman, Chairman and Director.

Mr. Sterman previously served as the President, Chief Executive Officer, Chief Financial Officer ending on March 6, 2007 and continues to serve as Chairman of the Board of Directors of the Company and whose service began on August 25, 2006. Prior to the reverse merger between WiFiMed, Inc. and Bellacasa, Mr. Sterman served as President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors for Bellacasa. Following the reverse merger, Mr. Sterman served as Chairman of the Board of WiFiMed, Inc. Since 1986, Mr. Sterman also has been the President of The Mayflower Group, Ltd., a merchant banking firm. During his over 40 years of business experience, Mr. Sterman has assisted businesses in obtaining financing as a principal of a registered broker-dealer and as a merchant banker. Some of Mr. Sterman's other business positions, during such period, include (1) President of Allied First Class Partners, a company that owned Rebound, a Denver-based training and facilities company for incarcerated youth, which Mr. Sterman co-founded; (2) Director and founder of The Standish Care Company, one of the first assisted living facilities to be publicly traded in the United States; (3) Managing Director of The BankHouse, a Boston-based merchant bank which concentrated on the funding of start-up and early stage businesses; and (4) Director of KTI, which was a publicly traded waste-to-energy company and was acquired by Casella Waste Systems. Mr. Sterman previously served on the board of directors of Water Chef Inc., a publicly traded company that develops, markets, and supports water purification systems for onsite deployment and community sustenance and on the board of directors of Andover Medical, Inc., a publicly traded durable medical equipment distributor, as well as currently serves as the Chairman of the board for Medical Management Systems (MSMI).

Richard F. Burtt, Director.

Since June 2004 Mr. Burtt has served as the Chief Executive Officer of Nomir Medical Technologies, Inc., an early stage company founded to develop and commercialize a comprehensive optical solution to wound healing and microbial infections. Mr. Burtt has over 25 years of senior level experience in creating and building technology, life sciences, and software businesses. As Managing Director of Value Added Strategies, LLC, (VAS) since March 2001, Mr. Burtt has experience in mergers and acquisitions with operational, financial, and strategic expertise to early stage to middle market firms. Prior to creating VAS, Mr. Burtt founded and launched five businesses leading to their acquisitions. He developed expertise in mergers, acquisitions, and technology transfers as Executive Vice President at Medtronic, a medical technology company. Mr. Burtt holds a MS from University of Mass. (Lowell). He also has five years of IBM executive education. He has served 27 years of multiple Board of Directors memberships, and was awarded two U.S. patents.

Dave Hubbard, Director.

Mr. Hubbard is one of the founders of WiFiMed, Inc.  He has extensive experience in product development, creative marketing, multi-media marketing and public speaking.  He was an All American collegiate and National Football League player with the New Orleans Saints.  After a serious back injury, he developed and obtained a patent for a unique method of building strength without compressing the spine.  He has been featured many times on radio, television and on several infomercials including numerous appearances on QVC.  Mr. Hubbard has successfully produced, marketed and sold a portable voice-to-computer dictation system for physicians.  It was that venture that led to the future development of WiFiMed.  From 2000 through August 2002 he served as Chief Marketing Officer of Nexvoice, Inc.  Today, he serves as President and CEO of Fitex Solutions, LLC. Mr. Hubbard is a member of the National Football League Alumni Association.

Robert Coffill, Jr., Director.

Mr. Coffill, Jr. has been the Senior Vice President of Field Operations for Medical Solutions Management Inc. from April 2005 to present. Prior thereto, from July 2004 to April 2005, Mr. Coffill, Jr., served as sales manager in the New England region for Ortho Rehab, Inc., a $40 million manufacturer and distributor of continuous passive motion devices. From January 2000 to January 2002, Mr. Coffill, Jr. formed and served as the Chief Executive Officer of a construction staffing company in New York with sales of nearly $6 million. From 1978 to 2000, Mr. Coffill, Jr. has a career in education, serving as a principal and then a superintendent in five school districts located in urban, suburban and rural environments with school populations ranging from 900 to 3,200 students. Mr. Coffill, Jr. earned a B.S. from North Adams State College, a Masters in Education from Salem State College and a C.A.E.S. from the Boston College Advanced Executive School Management Program. Mr. Coffill serves on the Board of Directors of Andover Medical, Inc.

There are no family relationships among any of the directors or executive officers (or any nominee therefor) of the Company, and no arrangements or understandings exist between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected, other than the voting rights of the holders of the Series A Stock and Series B Stock with respect to the election of directors.   No director or executive officer (or any nominee therefor or any associate thereof) has any substantial interest, direct or indirect, by security holdings or otherwise, in any proposal or matter to be acted upon at the Meeting (other than the election of directors). There are no events or legal proceedings material to an evaluation of the ability or integrity of any director or executive officer, or any nominee therefor, of the Company. Moreover, no director or executive officer of the Company, nor any nominee, is a party adverse to the Company or has a material interest adverse to the Company in any legal proceeding.

Board of Directors and Committee Information

Our Board of Directors is currently composed of five directors, three of which (Sterman, Burtt, and Coffill) the Board has determined are "independent" as that term is defined in Rule 4200(a)(15) of the listing standards for the Nasdaq Stock Market.  Mr. Vacca, our Chief Executive Officer, and David Hubbard, a director, are not considered "independent" as both of which are currently employees of the Company. The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or other arrangements exist to the Board's knowledge or were considered by the Board, other than as may be discussed herein, in determining any such director's or nominee's independence.

From March 6, 2007 (the date of our reorganization and change of control of the Board) through December 31, 2007, our Board of Directors held two meetings which were attended by all directors, seven meetings which were attended by a quorum, and took action by written consent on six occasions. Each of the directors attended at least 75% of the Board of Directors meetings during the period for which he served. The Company's policy on attendence by board members at meetings is that it is preferred, but not mandatory. The Company did not conduct an annual meeting of its stockholders last year.

Audit Committee

The Board currently has one standing committee: the Audit Committee.  The Audit Committee of the Board currently consists of Marshall Sterman, Richard Burtt, and Robert Coffill, Jr., each of whom is independent as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards, as amended. The Board has determined that Marshall Sterman is an "audit committee financial expert" as defined by the applicable SEC rules and regulations.   The Audit Committee did not hold any formal meetings during our fiscal year ended December 31, 2007.  Each year the Audit Committee will recommend the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. The Audit Committee reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's financial management to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding ethics and those regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing staffs, as well as an evaluation of the performance of those staffs. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Company's financial management to review any special situation arising in relation to any of the foregoing subjects. Pursuant to the rules mandated by the SEC and the Nasdaq listing standards, as amended, the Board adopted an Audit Committee Charter on December 28, 2007 which sets forth the composition of the Audit Committee, the qualifications of Audit Committee members and the responsibilities and duties of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors shall be comprised of at least one member, each of whom shall be a non-employee director and satisfy the applicable independence requirements.   The Audit Committee's duties and responsibilities, summarized below, are more fully set forth in the Audit Committee's Charter, a copy of which was filed as an exhibit to the Company's Form 10-K on April 16, 2008.

A purpose of the Audit Committee is to represent and assist the Board of Directors in fulfilling its oversight responsibilities, including with respect to the Company's accounting and financial reporting processes and the preparation, presentation and integrity of the financial reports and other information provided by the Company to regulators, the public and others. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the Company's independent registered public accounting firm and the financial management of the Company.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company's audited financial statements. The Audit Committee also reviewed and discussed with the Company's independent registered public accounting firm, Rotenberg & Co., LLP, its judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) with and without management present. In particular, the Audit Committee has discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees" (as currently in effect), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" (as currently in effect) relating to the independence of the independent registered public accounting firm from the Company and its related entities, discussed with the firm its independence from the Company, and considered the compatibility of the firm's provision of permissible non-audit services with maintaining the firm's independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee

Marshall Sterman, Chairman
Robert Coffill, Jr.
Richard F. Burtt

Stockholder Communications

The Board welcomes communications from stockholders, which may be sent to the entire Board or individual directors at the principal business address of the Company, WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, Georgia 30328, Attn: Corporate Secretary.  Security holder communications are initially screened to determine whether they will be relayed to Board members. Once the decision has been made to relay such communications to Board members, the Secretary will release the communication to the Board on the next business day. Communications that are clearly of a marketing nature, or which are unduly hostile, threatening, illegal or similarly inappropriate will be discarded and, if warranted, subject to appropriate legal action.

Recognizing that director attendance at the Company's annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to encourage, but not require, the members of the Board to attend such meetings. The Company did not hold an annual meeting of stockholders during the 2007 fiscal year.

Transactions with Related Persons, Promoters and Certain Control Persons

The following section sets forth information regarding transactions or proposed transactions since January 1, 2007 between the Company and certain related persons. Except as set forth below, there were no transactions or proposed transactions, nor did any such related person have any direct or indirect material interest in any such transaction or proposed transaction.

In connection with the purchase of substantially all of the assets of JMJ Technologies, Inc. ("JMJ"), the Company entered into that certain Transition Agreement, dated September 30, 2007, with JMJ (which currently owns greater than five (5%) percent of the issued and outstanding securities of the Company), whereby the Company guaranteed that EncounterPRO Healthcare Resources, Inc. ("EHRI") would have sufficient resources to pay JMJ a minimum of $35,000 per month on a note, entered into on September 30, 2007, between EHRI and JMJ in the original principal amount of $475,000, which note is also secured by 500,000 shares of Common Stock of the Company. At December 31, 2007, the total balance outstanding including accrued interest was $324,540.

Other than as noted above, none of the directors, executive officers or any member of the immediate family of any director or executive officer is indebted to us. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We do not intend to enter into any additional transactions with our beneficial owners.

For information on the compensation received by our directors and executive officers of the Company during the 2007 fiscal year, and the beneficial ownership of equity securities of the Company of such individuals, see the "Security Ownership of Certain Beneficial Owners" and "Executive Compensation" sections.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% beneficial owners (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during our fiscal year ended December 31, 2007, all Reporting Persons timely filed all such reports other than: (i) Marshall Sterman, our Chairman of the Board of Directors, who filed one late Form 4 in connection with an option granted under the 2006 Stock Option Plan; (ii) Gregory Vacca, our Chief Executive Officer, President and Director who filed a late Form 3 in connection with his becoming an officer of the Company and a late Form 4 in connection with an option to purchase 3,000,000 shares of Common Stock granted under the amended Employment Agreement, dated as of March 6, 2008, subject to vesting as follows: 500,000 shares on March 6, 2008, 500,000 shares on October 15, 2008, and 83,333 shares per month beginning on January 1, 2009; (iii) JMJ Technologies, Inc., a greater than 10% beneficial owner of the Company, which filed a late Form 3 in connection with its January 11, 2008 receipt of shares as consideration for a sale of assets in October 2007; (iv) Joy Terrace Capital, a greater than 10% beneficial owner of the Company, which failed to file a Form 3 in connection with its receipt of shares on January 3, 2008; and (v) Barry Kramer, a greater than 10% beneficial owner of the Company, who failed to file a Form 3 in connection with the receipt of shares on March 26, 2007.

EXECUTIVE COMPENSATION

The following table shows information concerning all compensation paid for services to the Company in all capacities during the years ended December 31, 2007 and December 31, 2006, or accrued within the current fiscal year as to the Chief Executive Officer, Chief Financial Officer, and each of the other three most highly compensated executive officers of the Company who served in such capacity at the end of the last two fiscal years (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(11)	Option Award(s) ($)(11)	Non Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gregory Vacca (1) CEO and President	2007	$29,167(2)	$-0-(3)	$-0-	$0(4)	$-0-	$-0-	$4,375(5)	$33,542
	2006	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Jeffrey Simon (6) Former CEO	2007	$130,208(7)	$-0-	$-0-	$0(8)	$-0-	$-0-	$-0-	$130,208
	2006	$57,875	$-0-	$-0-	$65,474(8)	$-0-	$-0-	$-0-	$123,349

Marshall Sterman (9) Former CEO and CFO	2007	$-0-	$-0-	$-0-	$0(10)	$-0-	$-0-	$-0-	$0
	2006	$-0-	$-0-	$-0-	$32,737(10)	$-0-	$-0-	$-0-	$32,737

(1)	Serves as executive officer from October 15, 2007 through present.
(2)

Mr. Vacca is compensated at an annual salary of $140,000 for 2007 under the Employment Agreement, dated as of October 15, 2007, between Gregory Vacca and the Company, which increases to $160,000 in 2008 through October 14, 2010. Actual salary received by Mr. Vacca in 2007 was $18,750.

(3)	Mr. Vacca is not eligible for an annual bonus until January 31, 2008 under the terms of the Employment Agreement.
(4)

Pursuant to an amendment to the Employment Agreement dated March 6, 2008, Mr. Vacca was granted 3,000,000 options on March 6, 2008, to purchase Common Stock of the Company under the Company's WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan, at an exercise price of $0.58 per share. On the grant date, 500,000 shares vested immediately. The remaining 2,500,000 incentive stock options, will vest as follows: 500,000 incentive stock options on the first anniversary of Mr. Vacca's employment (October 15, 2008), and 2,000,000 incentive stock options on a monthly basis from January 1, 2009, thereafter at 1/24th of the options, or 83,333 per month.

(5)

Pursuant to the Employment Agreement, Mr. Vacca was awarded fringe benefits which included reimbursements in the following amounts: (i) $750 per month for his cost of housing in the metropolitan Atlanta area for the convenience of the Company; and (ii) two (2) monthly trips to and from Atlanta and Orange County California in the amount of $500 per round trip. Mr. Vacca's fringe benefits for fiscal year 2007 are calculated and pro-rated for the remainder of the fiscal year based on the effective date the employment began, as of October 15, 2007. Mr. Vacca is entitled to participate on the same basis as the other officers and employees of the Company in the Company's standard benefits package, including 401(k), group health, disability and life insurance programs, and other fringe benefits. The Company will insure that Mr. Vacca has directors and officers liability insurance in an amount that is sufficient and customary for enterprises like those of the Company.

(6)	Served as an executive officer from March 6, 2007 through October 15, 2007.
(7)

This sum includes $49,500, of which the net amount of $39,110 was paid to Mr. Simon in 2008, and which the Company has reserved its rights to recoup. The Company has discovered that the back pay demanded by Mr. Simon was not carried on the Company's books and was not reported in SEC filings made by Mr. Simon.  For this reason, the Company has demanded a return of the $39,110 paid to Mr. Simon.

(8)

Options to purchase 400,000 shares of WiFiMed, Inc. stock at $1.00 per share were granted June 6, 2006 under the 2006 Stock Incentive Plan. On March 6, 2007, the shares underlying these options were converted into 870,417 shares of Common Stock of WiFiMed Holdings Company, Inc. at an exercise price of $0.46 per share. In 2007, 435,208 shares vested and 435,209 shares remained unvested. These options expired upon 90 days from the date of Mr. Simon's termination, which occurred on or about October 15, 2007. The dollar value is based on the fair value on the date of grant of $1.00 per share, calculated in accordance with FAS 123(R).

(9)	Served as an executive officer from August 25, 2006 through March 6, 2007.
(10)

For services rendered in 2006, Mr. Sterman received 200,000 warrants to purchase stock in WiFiMed, Inc. at a price of $1.00 per share. On March 6, 2007, the shares underlying these options were converted into 435,208 shares of WiFiMed Holdings Company, Inc. with a strike price of $0.46 per share. The dollar value is based on the fair value on the date of grant of $1.00 per share, calculated in accordance with FAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock That Have not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Jeffrey Simon		870,417(1) 400,000(1) 435,208(2) 200,000(2)		$0.46 $1.00 $0.46 $1.00	3/6/2017 6/6/2016 3/6/2017 6/15/2016

(1)	The 870,417 options resulted from a conversion of the earlier-issued 400,000 options. Options expire within 90 days of the date of Mr. Simon's termination, which occurred on or about October 15, 2007.
(2)	The 435,208 options resulted from a conversion of the earlier-issued 200,000 options.

DIRECTOR COMPENSATION

The following table presents information regarding the compensation of our directors during the fiscal year-ended December 31, 2007, except for Gregory Vacca, our Chief Executive Officer, whose compensation is described in the previous tables:

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified Deferred Compensation Earnings	All other Compensation	Total

MARSHALL STERMAN CHAIRMAN	$15,000(1)	$0	$0(2)	$0	$0	(5)	$15,000

DAVID HUBBARD	$9,125(3)	$0	$0(4)	$0	$0	(5)	$9,125

RICHARD BURTT	$15,000(1)	$0	$0(6)	$0	$0	(5)	$15,000

ROBERT COFFILL	$15,000(1)	$0	$0(7)	$0	$0	(5)	$15,000

(1) Each non-employee member of the board of directors is paid $15,000 per annum on a quarterly basis, as well as $500 per meeting, with the Chairman of the board receiving an additional $2,500 per annum, and $1,000 per meeting ("Board Compensation"). The Board agreed to reduce its fees in 2007 to $15,000 and to accept payment over time, subject to the Board's unanimous agreement that the Company has the financial ability to make payment on said amount.

(2) Mr. Sterman's option awards for services rendered in 2006 are included in the Summary Compensation Table.

(3) Compensation of approximately $9,125 paid as wages for his services as an employee of the Company.

(4) For services rendered in 2006, Mr. Hubbard was granted option to purchase 75,000 shares of WiFiMed, Inc. at an exercise price of $1.00 per share pursuant to the 2006 Stock Incentive Plan. On March 6, 2007, the shares underlying these options were converted to 163,204 shares of Common Stock of WiFiMed Holdings Company, Inc., exercisable at $0.46 per share resulting in a dollar value of $12,276 based on the fair value on the date of grant of $1.00 per share, calculated in accordance with FAS 123(R).

 (5) All board members shall be reimbursed for reasonable expenses incurred in attending meetings in accordance with the Company written travel and expense policy.

(6) For services rendered in 2006, Mr. Burtt (through his business Value Added Strategies, LLC) was granted warrants to purchase 175,000 shares of WiFiMed, Inc. at an exercise price of $1.00 per share pursuant to the 2006 Stock Incentive Plan. On March 6, 2007, the shares underlying these options were converted into 380,808 shares of Common Stock of WiFiMed Holdings Company, Inc., exercisable at $0.46 per share resulting in a dollar value of $28,645 based on the fair value on the date of grant of $0.46 per share, calculated in accordance with FAS 123(R).

(7) For services rendered in 2006, Mr. Coffill was granted warrants to purchase 100,000 shares of WiFiMed, Inc. at an exercise price of $1.00 per share pursuant to the 2006 Stock Incentive Plan. On March 6, 2007, the shares underlying these options were converted into 217,604 shares of Common Stock of WiFiMed Holdings Company, Inc., exercisable at $0.46 per share resulting in a dollar value of $16,369 based on the fair value on the date of grant of $1.00 per share, calculated in accordance with FAS 123(R).

* All calculations in the stock awards and option awards columns in the above tables are based on the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

Employment Agreement

On or about October 15, 2007, the Company entered into an employment agreement with Gregory Vacca for Mr. Vacca to serve as the Company's President, Chief Executive Officer ("CEO") and acting Treasurer. Pursuant to his employment agreement Mr. Vacca receives an annual base salary of $140,000, which increased to $160,000 on January 1, 2008, through October 15, 2010. Mr. Vacca is eligible for an annual bonus of up to 40% of his base salary based upon the achievement of corporate objectives relating to the Company's performance as determined by the Board. The term of the agreement is for three years commencing October 15, 2007, and will automatically renew for additional one year terms upon approval by the Board, subject to earlier termination provided therein. The Company may terminate the agreement for just Cause (as defined) upon ten (10) days' prior written notice. Pursuant to a March 6, 2008 amendment to the Employment Agreement, Mr. Vacca was awarded stock options on March 6, 2008, under the WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan to purchase 500,000 shares of Common Stock at $0.58 per share, which vested immediately, and incentive stock options to purchase 2,500,000 shares vesting in the amount of 500,000 on October 15, 2008, and the remaining 2,000,000 options shall vest on the 1st day of each month, beginning on January 1, 2009, in the amount of 83,333 per month.

Mr. Vacca will participate in the Company's benefit programs and shall also be provided with reimbursements for housing in the Atlanta, Georgia metropolitan area in the amount of $750 per month and travel costs back and forth between Atlanta and Orange County California for two (2) trips each month in the amount of $500 per round trip.

2006 Stock Incentive Plan

On September 14, 2006, our board of directors and a majority of the shareholders of the Company adopted the "2006 Stock Incentive Plan" (the "Plan"). The Plan authorizes the granting of options to purchase up to 7,500,000 shares of Common Stock and that the maximum number of shares of Common Stock subject to awards of any combination that may be granted under the Plan during any fiscal year to any one individual is limited to 1,000,000. The plan is administered by the Board of Directors or a committee thereof. The board's responsibility includes the selection of option recipients, as well as, the type of option granted and the number of shares covered by the option and the exercise price.

Plan options may either qualify as non-qualified options or incentive stock options under Section 422 of the Internal Revenue Code (the "Code"). Any stock options granted under the plan must provide for an exercise price of at least 100% of the fair market value on the date of such grant and a maximum term of 10 years. If the employee owns more than 10% of our stock, the exercise price of any incentive option granted must be at least 110% of fair market value and must be exercised within five years after the grant.

All of our officers, directors, key employees and consultants will be eligible to receive non-qualified options under the plan. Only officers, directors and employees who are formally employed by the Company are eligible to receive incentive options.

All incentive options are non-assignable and non-transferable, except by will or by the laws of descent and distribution. If an optionee's employment is terminated for any reason other than death, disability or termination for cause, the stock option will lapse on the earlier of the expiration date or three months following the date of termination. If the optionee dies during the term of employment, the stock option will lapse on the earlier of the expiration date of the option or the date one-year following the date of death. If the optionee is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, the plan option will lapse on the earlier of the expiration date of the option or one year following the date of such disability.

2008 Stock Incentive Plan

On February 11, 2008, our board of directors approved the WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan (the "Original 2008 Plan"), which has since been amended by the Company's Board of Directors and remains subject to the approval of the shareholders within twelve months of the Board's initial approval (which amendment is described more fully in Proposal 4). The Original 2008 Plan authorizes the granting of options to purchase up to 10,000,000 shares of Common Stock and that the maximum number of shares of Common Stock subject to awards of any combination that may be granted under the Original 2008 Plan during any fiscal year to any one individual is limited to 1,000,000. The Original 2008 Plan is administered by the Board of Directors or a committee thereof. The board's responsibility includes the selection of option recipients, as well as the type of option granted and the number of shares covered by the option and the exercise price.

Original 2008 Plan options may be either qualified or non-qualified options or incentive stock options under Section 422 of the Code. Any stock options granted under the Original 2008 Plan must provide for an exercise price of at least 100% of the fair market value on the date of such grant and a maximum term of 10 years. If the employee owns more than 10% of our stock, the exercise price of any incentive option granted must be at least 110% of fair market value and must be exercised within five years after the grant.

All of our officers, directors, key employees and consultants will be eligible to receive non-qualified options under the Original 2008 Plan. Only officers, directors and employees who are formally employed by the Company are eligible to receive incentive options.

All incentive options are non-assignable and non-transferable, except by will or by the laws of descent and distribution. If an optionee's employment is terminated for any reason other than death, disability or termination for cause, the stock option will lapse on the earlier of the expiration date or three months following the date of termination. If the optionee dies during the term of employment, the stock option will lapse on the earlier of the expiration date of the option or the date one-year following the date of death. If the optionee is permanently and totally disabled, the Original 2008 Plan option will lapse on the earlier of the expiration date of the option or one year following the date of such disability.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the information indicated with respect to our stock option plans as of December 31, 2007, under which our Common Stock is authorized for issuance compensation. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 174%; risk-free interest rate of between 4.40% and 4.00%; and an expected life of 10 years.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	2,038,711	$0.42	2,904,441
Equity compensation plans not approved by security holders	---	---	---
Total	2,038,711	$0.42	2,904,441

(1) The 2006 Stock Incentive Plan.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF EACH OF THE BOARD'S NOMINEES AS LISTED ABOVE.

PROPOSAL 2

INDEPENDENT ACCOUNTANTS

The Audit Committee has unanimously approved the appointment of Rotenberg & Co., LLP as independent accountants of the Company for the fiscal year ended December 31, 2008 and hereby seeks stockholder ratification of such selection.  Representatives of Rotenberg & Co., LLP, who are expected to be present at the Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

Rotenberg & Co., LLP was the Company's independent auditor and examined the financial statements of the Company for the fiscal year ended December 31, 2007.

Audit Fees: The aggregate fees, including expenses, billed by Rotenberg & Co., LLP, the Company's principal accountants for professional services rendered, for the audit of the Company's consolidated financial statements during the fiscal year ended December 31, 2007 and for the review of the Company's financial information included in its quarterly reports on Form 10-QSB during the fiscal year ending December 31, 2007 or services that are normally provided in connection with statutory and regulatory filings or engagements during the fiscal year ending December 31, 2007 was $23,740.

Audit Related Fees: The aggregate fees, including expenses, billed by Rotenberg & Co., LLP for assurance and related services reasonably related to the performance of the Company's audit or review of the Company's financial statements were $0.

Tax Fees: The aggregate fees, including expenses, billed by Rotenberg & Co., LLP for tax compliance, tax advice and tax planning during year 2007 was $2,000.

All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by Rotenberg & Co., LLP during year 2007 was $0.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

On or about December 28, 2007, the Company created an Audit Committee, and adopted an audit committee charter filed as an exhibit to the Company's Form 10-K, filed with the SEC on April 16, 2008. Accordingly, the duties and responsibilities of the Audit Committee are to recommend the selection of an independent auditor to be approved by the Board of Directors, to review the amount of non-audit services provided in the prior year and require the selected auditor to confirm its independence from management consistent with Public Company Accounting Oversight Board policies, to consult with the independent auditor regarding the scope of the audit plan and review its effectiveness, review the accompanying management representation letter and other statements to be included in the Annual Report on Form 10-K to stockholders, consult with the independent auditor regarding the adequacy of internal controls, evaluate the financial and accounting functions of the Company, including personnel, systems controls, and overall organization, as well as to act in an advisory role to management and in a direct role with regard to the audit and reporting functions of the external auditors, among other duties and responsibilities more fully described in the Audit Committee Charter.

Changes In And Disagreements With Accountants on Accounting and Financial Disclosure

On April 30, 2007, WiFiMed Holdings Company, Inc., f/k/a Bellacasa Productions, Inc. (the "Company," "we" "us" "our") dismissed Michael F. Cronin, CPA as its principal independent registered public accounting firm.

Concurrent with the decision to dismiss Michael F. Cronin, CPA as our independent auditor, our Board of Directors elected to continue the existing relationship of our subsidiary WiFiMed, Inc. with Rotenberg & Co., LLP and appointed Rotenberg & Co., LLP as our independent registered public accounting firm.

Our Board of Directors approved the decision to change independent registered accounting firms.  During our two fiscal years ended December 31, 2005 and 2006, and in the subsequent interim period through April 30, 2007, we did not consult with Rotenberg & Co., LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Rotenberg & Co., LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

During our two fiscal years ended December 31, 2005 and 2006 and through the date of our dismissal of Michael F. Cronin, CPA (April 30, 2007), there were no disagreements with Michael F. Cronin, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael F. Cronin, CPA would have caused Michael F. Cronin, CPA to make reference to the disagreements in connection with his reports on our financial statements for such years.

The reports of Michael F. Cronin, CPA on our financial statements for the fiscal years ending December 31, 2005 and December 31, 2006 did contain a statement indicating substantial doubt about our ability to continue as a going concern because of our ongoing losses from operations.  The audit reports of Michael F. Cronin, CPA on our financial statements for the fiscal years ended December 31, 2005 and 2006 contain no other adverse opinion, disclaimer of opinion or modification as to  uncertainty, audit scope or accounting principles (as described in item 304(a)(1)(ii) of Regulation S-K).

We have provided Michael F. Cronin, CPA the foregoing disclosures and have requested that he furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with such disclosures. We have received and filed with the Commission as an exhibit the requested letter from Michael F. Cronin, CPA wherein he has confirmed his agreement with our disclosures.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS DEEMS THE RATIFICATION OF THE APPOINTMENT OF ROTENBERG & CO., LLP AS THE AUDITORS FOR THE COMPANY TO BE IN THE COMPANY'S BEST INTEREST AND RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.

PROPOSAL 3

AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE
AUTHORIZED SHARES OF COMMON STOCK

Under this Proposal 3, we are asking our stockholders to adopt the required amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 75,000,000 shares to 500,000,000 shares (the "Authorized Share Approval").  As of July 30, 2008, the record date, there were 43,137,035 shares issued and outstanding and all of our remaining authorized shares were reserved for issuance. As such, the Company needs to reserve an additional 22,048,766 shares, approximately, for issuance over the current number of authorized shares.

We are required, under Nevada corporate law, to obtain approval from our stockholders to amend our Articles of Incorporation when increasing the number of authorized shares of any class or series may adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares.  This amendment, if approved by our stockholders, would become effective by filing a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State, which we anticipate filing as soon as reasonably practicable after the Annual Meeting.  There are no preemptive rights under Nevada law or the Company's Articles of Incorporation with respect to the issuance of additional shares of Common Stock.

We believe the 425,000,000 share increase in the authorized shares of Common Stock in our Articles of Incorporation is in the best interests of the Company.  Our board of directors and we believe that the proposed increase in the number of authorized shares is necessary for the issuance of additional shares of Common Stock or Common Stock equivalents in connection with the use of stock as consideration in future acquisitions, for financings to provide sufficient working capital so that we can continue to expand operations and generate sales in the next fiscal year, and to allow us to remain in compliance with the Company's obligations to reserve a sufficient number of authorized shares of Common Stock for its debenture and warrant holders.

Under the terms of the 5% Senior Convertible Debenture and Warrant financing, dated November 30, 2007, in the aggregate principal amount of $2,250,000, the Company was required to reserve the maximum aggregate number of shares for issuance in the future underlying such Debentures and Warrants, including those shares underlying the Debentures issued in the May 2008 Financing (as defined below).

On May 13, 2008, the Company completed a bridge financing with those certain holders of $901,250 in principal amount of debentures convertible into an aggregate of 4,506,250 shares of Common Stock and warrants to purchase an aggregate of 4,000,000 shares of Common Stock (the "May 2008 Financing").  The terms of such bridge financing require the authorization of a substantial number of additional shares of Common Stock.  As a condition to the May 2008 Financing, the Company obtained waivers from the holders of 8,005,435 shares of Common Stock or Common Stock equivalents, whereby such holders (i) waived the Company's requirement to maintain a reserve of such shares, and (ii) agreed to not exercise any derivative instruments they beneficially own.  In addition to the waivers, those holders also entered into Voting Agreements whereby they agreed to vote in favor of the Authorized Share Approval.  The Company believes such bridge financing should enable the Company to meet its short-term working capital requirements until a more substantial financing round can be arranged, though there is no assurance such additional financing will occur. We have no binding plans, contacts, arrangements or understandings to acquire or merge with any entity. Although the terms of any such transactions cannot be predicted, it is possible that the Company could lose significant opportunities without having sufficient authorized shares available to issue.

The material terms of the debentures and warrants issued in the November 2007 and May 2008 Financing are set forth in the table below:

TERMS OF DEBENTURE FINANCINGS

	Debentures
	November 2007 Financing	May 2008 Financing

Principal Amount	$2,250,000	$901,250
Maturity Date	05/30/10	11/13/08
Interest Rate	5%	10%
Conversion Rate if Holder Converts	20 cents per share

20 cents per share if VWAP (volume weighted average price) is 20 cents or more for the 5 trading day period ending the day before the conversion date.  If the VWAP for this period is less than 20 cents, the conversion price is 85% of the VWAP during this period.

Conversion Rate if Company Redeems

20 cents per share if VWAP (volume weighted average price) is 20 cents or more for the 10 trading day period ending the day before the conversion date.  If the VWAP for this period is less than 20 cents, the conversion price is 90% of the VWAP during this period.

		N/A
Redemption Rights

The first monthly redemption date is August 1, 2008.  On the first monthly redemption date and the first of every month thereafter through May 2010, the monthly redemption (1/22nd of the principal debt) shall be paid in cash. If the Company elects to do so, it may pay all or part of this debt in conversion shares at the conversion rate, provided certain "equity conditions" are met.

		Debt must be paid in cash on the maturity date.
Maximum Number of Conversion Shares

Convertible at $.20 into 11,250,000 shares.  Each of three investors has a 4.99% beneficial ownership limitation that the holder may increase to 9.99% that applies to all of the WiFiMed securities owned by investor.  Effectively, the maximum number of conversion shares is 29.7% of the total outstanding shares (9.99% x 3).

		Convertible into 4,506,250 shares, with the same 9.99% limitation

Warrants

	November 2007 Financing	May 2008 Financing

Exercise Price*	50 cents	50 cents
Period of Time During Which Warrants May Be Exercised	November 30, 2007 through November 30, 1012	May 13, 2008 through the five-year anniversary of the date of the Authorized Share Approval (the date when shareholders approve an increase in the authorized shares to 500 million)
Anti-Dilution	"Full Ratchet" protection for dilutive non-exempt issuances	Same as Nov 2007
Maximum Number of Warrant Shares	11,250,000, with a 4.99% beneficial ownership limitation that can be increased to 9.99%	4,000,000, with a 4.99% beneficial ownership limitation that can be increased to 9.99%

*In each of the November 2007 and the May 2008 warrants there is also a cashless exercise provision that allows the Holder to exercise for the number of shares equal to the quotient obtained by dividing  [(A-B)(X)] by (A) where A is the VWAP (volume weighted average price) on the day preceding the election to exercise; B is the adjusted exercise price; and X is the number of shares issuable upon a cash exercise.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AT MARCH 31, 2008 AND STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2007 AND QUARTER ENDED MARCH 31, 2008

The following pro forma unaudited consolidated financial information gives effect to new debt financing obtained on May 13, 2008. The statement of operations periods presented are the Company's most recent fiscal quarter ended March 31, 2008. and most recently completed fiscal year ended December 31, 2007. The balance sheet presented is for the Company's most recent interim period ended March 31, 2008.

New Financing-10% Senior Convertible Debentures (2008 Debentures): On May 13, 2008, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with six (6) investors, which include three institutional investors (the "Institutional Holders", collectively with the remaining three accredited investors, the "Purchasers"), as described in the Form 8-K filed on May 15, 2008.

The Company issued 10% Senior Convertible Debentures (the "Debentures") in the aggregate principal amount of $901,250, of which $601,250 in principal amount of Debentures were issued to Institutional Holders and $300,000 in principal amount of Debentures were issued to three other accredited investors which Debentures, together with accrued but unpaid interest and any other amounts due thereon, are due and payable on November 13, 2008 (the "Maturity Date"). The Company received subscriptions in the gross amount of $500,000 from the Institutional Holders, however their Debentures included an additional 5% of accrued but unpaid liquidated damages due under the existing debentures that was added to the subscription amount on a dollar for dollar basis to arrive at the principal amount of such Debentures.

The Debentures bear interest at the rate of 10% per annum, payable quarterly, in cash. All overdue accrued and unpaid interest shall entail a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law. If the Company fails to pay all outstanding principal and interest on the Debentures by the Maturity Date, the Purchasers shall have the right to convert any outstanding principal or interest in whole or in part, into shares of the Company's common stock at the lesser of (i) $.20 per share or (ii) 85% of the average volume weighted average price for the five trading days immediately prior to conversion, subject to adjustment for certain issuances, stock dividends, stock splits, fundamental transactions or other similar dilutive events.

The convertible debt securities were issued with a non-detachable conversion feature and 4,000,000 detachable warrants. We evaluate and account for such securities in accordance with EITF Issue Nos. 98-5, 00-19, 00-27, 05-02, 05-04 and 05-08, and SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities  as amended.

The pro forma balance sheet and statement of operations assumes the debt financing transaction occurred as of January 1, 2007. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the financing had been consummated at the beginning of the period indicated, nor is such information indicative of the future results or financial position of WiFiMed Holdings after the financing. Material nonrecurring charges or credits and related tax effects which result directly from the transactions and may be included in the income of the registrant within the twelve months succeeding the transaction are not reflected in the condensed pro forma income statements. Pro forma weighted average shares have been calculated as though the transaction had occurred January 1, 2008. The Company does not contemplate the adoption of a change in accounting principle from those contained and disclosed in the historical financial statements.

Adjustment 1

New Financing-10% Senior Convertible Debentures: The Company received debt financing proceeds of $635,000 after deducting costs and expenses of $165,000. In addition, $101,250 of liquidated damages on the existing 5% debentures was incorporated into the new instrument. This amount had previously been carried as accrued expenses under EITF 00-19-02.

Adjustment 2

Beneficial Conversion Feature (BCF) and Related Discount and Accrual of Stated Interest: The values ascribed to the note, the conversion feature of the note, other potential embedded derivative features, and detachable warrants follow the guidance of EITF Issue No. 00-19,  Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock  ; SFAS No. 150,  Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ; and EITF Issue No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments  In accordance with the FASB Emerging Issues Task Force ("EITF") Issue No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF Issue No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments," we determined that the convertible note contains an embedded beneficial conversion feature resulting in a discount to the carrying amount of the notes equal to:

(i)	the difference between the effective conversion rate and the market price of our common stock on the date of issuance; multiplied by

(ii)	the number of shares into which the notes are convertible. Per EITF Issue No. 98-5 and EITF Issue No. 00-27, upon issuance we recorded a $394,211 initial discount to the convertible debentures.

The Company used the Black-Scholes option pricing model in valuing the detachable warrants. The inputs for the valuation analysis of the warrants include the market value of the Company's common stock, the estimated volatility of the Company's common stock, the exercise price of the warrants and the risk free interest rate. The key inputs for the valuation analysis at May 13, 2008, were a volatility of 210%, common stock value of $0.28 and a risk free interest rate of 4.4%. In accordance with EITF 98-5, the Company recorded the warrants as a debt discount and additional paid-in capital for their relative fair value of $342,039. Collectively, the initial relative fair value of the beneficial conversion feature and the warrants was limited to $736,250, the net proceeds of the debenture.

For convertible debt securities, any recorded discount resulting from the allocation of proceeds to the beneficial conversion feature is recognized as interest expense over the minimum period from the date of issuance to the date of maturity using the effective yield method. Interest expense and the Accumulated Deficit were adjusted by $22,500  for 3 months of accrual at the stated rate of 10% at March 31, 2008, and by $90,125 (total $112,625) and $901,250  for 12 months of accrual at the stated rate of 10% and amortization of the discount, respectively, for the fiscal year ended December 31, 2007. The discount was considered fully amortized at December 31, 2007.

Adjustment 3

Effect of Derivative Accounting Treatment: We follow the provisions of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133") along with related interpretations EITF No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19") and EITF No. 05-2 "The Meaning of ‘Conventional Convertible Debt Instrument' in Issue No. 00-19" ("EITF 05-2").  SFAS No. 133 requires every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or liability measured at its fair value, with changes in the derivative's fair value recognized currently in earnings unless specific hedge accounting criteria are met.  We value these derivative securities under the fair value method at the end of each reporting period (quarter), and their value is marked to market at the end of each reporting period with the gain or loss recognition recorded against earnings.  We continue to revalue these instruments each quarter to reflect their current value in light of the current market price of our common stock.  We utilize the Black-Scholes option-pricing model to determine fair value.  Key assumptions of the Black-Scholes option-pricing model include applicable volatility rates, risk-free interest rates and the instrument's expected remaining life.  These assumptions require significant management judgment.

The 2008 Debentures contain a conversion re-set feature that results in a potentially indeterminate amount of shares to be issued. Per the guidance of EITF No. 00-19 the conversion feature of the 2008 Debenture was considered to be an embedded derivative in accordance with SFAS No. 133. Accordingly, we bifurcated the derivative from the 2008 Debenture (host contract) and recorded the liability at its fair value of $696,805 ($3,562,290 in 2007). The fair value of the derivative liability was determined using the Black-Scholes option pricing model with inputs appropriate at the cut-off date). The key inputs for the valuation analysis at May 13, 2008 were a volatility of 210%, common stock value of $0.28 and a risk free interest rate of 4.4%.

The warrants issued with the debentures were also classified a derivative liability. The Company used the Black-Scholes option pricing model in valuing the detachable warrants. The inputs for the valuation analysis of the warrants include the market value of the Company's common stock, the estimated volatility of the Company's common stock, the exercise price of the warrants and the risk free interest rate. The fair value of the derivative liability attributable to the warrants at March 31, 2008 was $1,094,765 and $4,151,820 at December 31, 2007.

The combined derivative liability value at March 31, 2008 was $1,791,570 and $7,714,110 at December 31, 2007. This resulted in a net reduction in the carrying value at March 31 of $ 5,922,540.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED MARCH 31, 2008
(excludes all nonrecurring items)

Historical Condensed Statements of Income from Continuing Operations for the Quarter ended March 31, 2008

	Historical Condensed Statements of Income from Continuing Operations for the Quarter ended March 31, 2008	Pro Forma Adjustments			Pro Forma Condensed Statement of Operations Quarter Ended March 31, 2008

		Adjustment 1	Adjustment 2	Adjustment 3
	Issuer: WiFiMed Holdings
		Proceeds of 10% Debenture May, 2008	Amortization of Discount and Accrual of Interest	Effect of Derivative Accounting Treatment

Revenue	$392,974				$392,974
Cost of revenue	86,579				86,579
Gross margin	$306,395	$0			$306,395

Costs and expenses:
General & administrative	5,162,736	0			5,162,736
Research & development	23,691				23,691
Other	(59,711)	0			(59,711)
Interest, net of interest income	11,781	0	22,500	0	34,281

Total costs and expenses	5,138,497	0	22,500	0	5,160,997

Derivative revaluation	8,431,563			5,922,540	14,354,103

Loss from continuing operations before income taxes	3,599,461	0	(22,500)	5,922,540	9,499,501

Income taxes	0				0

Net income from continuing operations	$3,599,461	$0	($22,500)	$5,922,540	$9,499,501

Basic and diluted loss per share	$0.09				$0.24
Basic and diluted loss per share	$0.06				$0.13
Weighted average number of shares outstanding	38,812,658				38,812,658
Weighted average number of shares outstanding	61,678,859				71,385,109

(1) Diluted per share amounts were increased by the shares issuable upon conversion of the note. The warrants were also considered a dilutive security because the exercise price did not exceed the average share price during the period.

 PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET MARCH 31, 2008

	Historical Condensed Balance Sheets at March 31, 2008	Pro Forma Adjustments			31-Mar-08

	Issuer: WiFiMed Holdings	Adjustment 1	Adjustment 2	Adjustment 3	Pro Forma Condensed Balance Sheets
		Proceeds of 10% Debenture May, 2008	Accrual of Interest	Effect of Derivative Accounting Treatment

ASSETS
Current assets:
Cash	$58,689	$635,000			$693,689
Short term investments	75,213				75,213
Accounts receivable, net	196,018				196,018
Prepaid expenses	30,358	0			30,358

Total current assets	360,278	635,000			995,278

Advances to related parties	124,219				124,219
Property and equipment, net	101,937				101,937
Intangible assets	945,000				945,000
Goodwill	5,935,430				5,935,430

	$7,466,864	$635,000	$0	$0	$8,101,864

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$595,788				$595,788
Accrued expenses	316,234	(101,250)	112,625		327,609
Unearned revenue	747,495				747,495
Short term notes and revolving credit lines	374,303				374,303
Loans and notes payable	0	901,250			901,250
Other current liabilities	0				0

Total current liabilities	$2,033,820	$800,000	$112,625		$2,946,445

Derivative liabilities	12,243,129			1,791,570	14,034,699
Notes payable	309,023				309,023
Stockholders' equity:
Common stock, $0.0001 par value	4,228				4,228
Additional paid in capital	20,680,624		736,250		21,416,874
Retained deficit	(27,803,960)		(1,013,875)	(1,791,570)	(30,609,405)

Total stockholders' equity	($7,119,108)	$0	($277,625)	($1,791,570)	($9,188,303)

	$7,466,864	$800,000	($165,000)	($1,791,570)	$8,101,864

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
 FOR THE YEAR ENDED DECEMBER 31, 2007

(excludes all nonrecurring items)

	Historical Condensed Statements of Income from Continuing Operations for the year ended December 31, 2007	Pro Forma Adjustments

	Issuer: WiFiMed Holdings	Adjustment 1	Adjustment 2	Adjustment 3	Pro Forma Condensed Statement of Operations Year Ended December 31, 2007

		Proceeds of 10% Debenture May, 2008	Amortization of Discount and Accrual of Interest	Effect of Derivative Accounting Treatment

Revenue	$552,542				$552,542
Cost of revenue	142,933				142,933

Gross margin	$409,609				$409,609

Costs and expenses:
General & administrative	7,126,081				7,126,081
Research & development	4,200				4,200
Other	(187,204)				(187,204)
Interest, net of interest income	39,957		991,373	0	1,031,330

Total costs and expenses	6,983,034		991,373	0	7,974,407

Derivative revaluation	(20,674,693)			(7,714,110)	(28,388,803)

Loss from continuing operations before income taxes	(27,248,118)		(991,373)	(7,714,110)	(35,953,601)

Income taxes	0				0

Net income from continuing operations	($27,248,118)	$0	($991,373)	($7,714,110)	($35,953,601)

Basic and diluted loss per share	($1.12)				($1.48)
Weighted average number of shares outstanding	24,356,818				24,356,818

Discussion of Background for Proposed Action

Pursuant to this Proxy Statement, you, as stockholders, are informed that the action sought is to increase the number of authorized shares of Common Stock from 75,000,000 to 500,000,000 shares of Common Stock.   The proposed amendment does not change the terms of our Common Stock.  The shares of Common Stock to be authorized and issued have full voting rights and the same rights to dividends and distributions as the currently issued and outstanding Common Stock.  The authorization of additional shares of our Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present shareholders until such additional shares are issued.  There are also no preemptive rights regarding the shares of Common Stock.

 The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of these shares for such a purpose is possible.  The authorization of a large number of additional shares and the issuance of additional shares pursuant to private placements of our equity securities are essential to provide working capital to execute our business plan and complete acquisitions. Notwithstanding the above, there is a risk that any one of the following types of actions or events may occur without further stockholder action.

     1. Dilution may occur due to the sale of additional shares.  The percentage ownership of the Company by the existing stockholders will be diluted from 100% to an indeterminate amount upon completion of any new transactions involving the Common Stock or Common Stock equivalents.  It is also possible that a subsequent issuance and sale of shares could result in substantial additional dilution in the equity of those who are stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then-current market price.  Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations to which such shares are subject.

     2.       Control of the Company by stockholders may change due to new sales of stock.

     3.       The election of the Board of Directors could be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

     4.       Business plans and operations may change.

     5.       Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued stock.

          Notwithstanding the above-named risks, for the reasons enumerated above, our board of directors believes that it is advisable to amend our Articles of Incorporation to increase the number of authorized shares of our Common Stock to 500,000,000, and has authorized such an amendment, subject to stockholder approval. The Company has currently issued approximately 101.3 million shares of Common Stock or Common Stock equivalents, on a fully diluted basis, including issued shares and shares underlying warrants and stock options out of its 75 million authorized shares.   In connection with the May 2008 Financing, the 8,005,435 shares with respect to which the holders waived the requirement of the Company to maintain a reserve for shall be used towards the reserve requirements for the holders that participated in the May 2008 Financing, until the Authorized Share Approval is obtained.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE FIRST AMENDED AND RESTATED WIFIMED HOLDINGS COMPANY, INC. 2008 LONG-TERM INCENTIVE PLAN

Our board of directors has adopted the First Amended and Restated WiFiMed Holdings Company, Inc., 2008 Long-Term Incentive Plan (the "2008 Plan") and, under this proposal, we are asking that you, our stockholders, approve the 2008 Plan.

The Company has adopted the 2008 Plan in order to motivate participants by means of equity-based compensation awards to achieve the Company's long-term performance goals and enable participants to benefit from our long-term growth and financial success. The 2008 Plan provides for the grant of any combination of awards of Stock Options, Stock Appreciation Rights, Stock Awards, Dividends Equivalent Rights, Performance Awards, Restricted Stock Units and Phantom Stock to our directors, officers, employees, consultants and other key persons and those of our subsidiaries. The 2008 Plan, which is administered by our Board of Directors, authorizes the issuance of a maximum of 15,000,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares, subject to the Authorized Share Approval described in Proposal 3. The stock options granted under the 2008 Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code (the "Code"), or non-qualified stock options. Both incentive stock options and non-qualified stock options must be granted at an exercise price of not less than the fair market value of shares of Common Stock at the time the option is granted, and incentive stock options granted to 10% or greater stockholders must be granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant and are not exercisable after five (5) years from such date of grant. If any award under the 2008 Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. The 2008 Plan was initially adopted by the Board on February 11, 2008 and was amended to increase the number of shares reserved thereunder from 10,000,000 shares to 15,000,000 shares, following the Authorized Share Approval set forth in Proposal 3, which amendment was adopted by the Board on June 3, 2008 and is the subject of this Proposal 4.  The 2008 Plan is subject to stockholder approval within twelve months of its initial adoption on February 11, 2008.  If approved by our stockholders, the 2008 Plan will terminate on February 11, 2018. Options to purchase an aggregate of 3,548,000 shares of Common Stock have been granted to 35 participants, including our Chief Executive Officer, as of June 10, 2008.

Plan Summary

A summary of the principal features of the 2008 Plan is provided below.

Purposes

The purposes of the 2008 Plan are to:

  provide incentives to participants in the 2008 Plan who are in a position to contribute materially to the long-term success of the Company, to increase their interest in the Company's welfare, and
  to aid in attracting and retaining new employees, officers, directors, consultants and other key persons of outstanding ability to assist the Company in achieving its business objectives.

Shares Available for Issuance

The maximum number of shares of our Common Stock that initially may be issued under the 2008 Plan is fifteen million (15,000,000) shares.

The number of shares that may be granted pursuant to the 2008 Plan and the exercise prices of and number of shares subject to outstanding options and other awards will be proportionately adjusted, subject to any required action by our board of directors or stockholders and compliance with applicable securities laws, in the event of a stock dividend, spin-off,  recapitalization, stock split, merger, consolidation, reorganization or similar change in our capital structure involving our Common Stock.

Administration

The 2008 Plan will be administered by the Board of Directors or a committee delegated by the Board (hereinafter referred to as the "Committee") composed of at least two non-employee directors, each of whom shall be a disinterested person, as defined by Rule 16b-3(c)(2)(i) under the Exchange Act.  Throughout the remainder of this discussion of the 2008 Plan, the term "administrator" refers to the Committee's delegated authority to administer the 2008 Plan.

The 2008 Plan provides for the administrator to have full authority, in its discretion, to:

·         determine the persons to whom awards will be granted, subject to the Board's ability to authorize officer(s) and the Chairman of the Compensation Committee of the Company to do the same;
·         grant awards;
·         determine the number of shares to be covered by each award, subject to the Board's ability to authorize officer(s) and the Chairman of the Compensation Committee of the Company to do the same;
·         determine the type, nature, amount, pricing, timing and other terms of each award; and
·         interpret, prescribe, amend, and rescind the provisions of the 2008 Plan, including the authority to adopt rules and regulations, subject to the terms of the 2008 Plan.

Eligibility

Participation in the 2008 Plan is available to our directors, officers, employees, consultants and other key persons and those of our subsidiaries.

Types of Awards

Under the 2008 Plan, the administrator is authorized to award:

·         Stock Options;
·         Stock Appreciation Rights;
·         Stock Awards;
·         Dividend Equivalent Rights;
·         Performance Awards;
·         Restricted Stock Units; and
·         Phantom Stock.

Stock Options

The administrator is authorized to grant incentive stock options, within the meaning of Section 422 of the Code, referred to as "ISOs", and nonqualified stock options, referred to as "NQSOs."  Both ISOs and NQSOs must be granted at an exercise price of not less than the fair market value of shares of our Common Stock at the time the option is granted and ISOs granted to 10% or greater stockholders ("10% Holders") must be granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant and are not exercisable after five (5) years from such date of grant. For purposes of the 2008 Plan, Fair Market Value (as defined therein) shall be determined as follows:

(1)     if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or if there is no such sale on the trading day immediately preceding such date as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2)     if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the average bid/asked price for the Stock on the ten (10) trading days immediately preceding the date upon which the Stock is sold as reported by such exchange or system; or

(3)     if the shares of Stock are not actively traded or reported on any applicable exchange, system, or bulletin board service on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided further, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

At the time of grant, the administrator will determine when options are exercisable and when they expire.  Stock options may not be exercised prior to the expiration of at least one year from the date of grant except in the case of the death or disability of the participant or otherwise with the approval of the Committee or, if the option agreement evidencing such stock option so provides, upon a "Change of Control" as defined below.  The term of an option cannot exceed ten years (or five years in the case of an ISO granted to a 10% Holder).

With respect to ISOs, the aggregate fair market value (determined as of the time the stock option is granted) of the Common Stock with respect to ISOs granted to any participant that becomes exercisable for the first time in any calendar year under all plans of the Company and its parent(s) and subsidiaries may not exceed $100,000.  No more than 1,000,000 shares underlying awards granted under the 2008 Plan (other than performance-based awards) may be granted to any one "covered employee" under Section 162(m) of the Code in any calendar year and the maximum aggregate dollar amount (determined at the date of grant) of awards under the 2008 Plan (other than performance-based awards) that may be granted during any calendar year to any such covered employee may not exceed One Million Dollars ($1,000,000).

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase.  Payment may be made in cash, or at the option of the administrator:

·         by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the exercise price multiplied by the number of shares the participant intends to purchase upon exercise of the option on the date of delivery;

·         in a cashless exercise through a broker, except and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

·         by having a number of shares of Stock withheld, the Fair Market Value of which is sufficient to satisfy the Exercise Price as of the date of exercise.

Payment must be made at the time that the option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the participant.  The holder of an option, as such, has none of the rights of a stockholder.

Amendment of the 2008 Plan

Except as may be required for compliance with Rule 16b-3 under the Exchange Act and Sections 162(m) or 422 of the Code, our board of directors has the right and power to amend the 2008 Plan without stockholder approval; provided, however, that the board may not amend the 2008 Plan in a manner which would impair or adversely affect the rights of the holder of an outstanding award without such stockholder's consent.  If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to any type of amendment of the 2008 Plan, then, to the extent so required, stockholder approval will be obtained.

Termination of the 2008 Plan

Subject to earlier termination by our board of directors, the 2008 Plan will terminate on February 11, 2018.  Termination of the 2008 Plan by our board of directors may be accomplished without stockholder approval; provided, however, that such  termination does not in any manner impair or adversely affect any award outstanding at the time of termination.

Administrator's Right to Modify Benefits

Any award granted may be converted, modified, forfeited, or canceled, in whole or in part, by the administrator if and to the extent permitted in the 2008 Plan, or applicable award agreement entered into in connection with an award grant or with the consent of the participant to whom such award was granted.

Change of Control

In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable award agreement), that in each case does not constitute an Equity Restructuring (as defined in the 2008 Plan), the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the 2008 Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable award agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion.  The 2008 Plan provides, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award.

Reusage

The shares of Common Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any award under the 2008 Plan that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the 2008 Plan.  For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations shall be considered issued under the 2008 Plan.

Termination of Options

Upon the termination of an optionee's employment or other service with us, the optionee of an ISO will have three months to exercise such ISO options to the extent exercisable as of the date of termination.  However, if, the termination is due to the ISO optionee's death or disability, then the optionee or the optionee's estate or legal representative shall have the right to exercise any vested ISO options for twelve months after such death or disability.

Stock Appreciation Rights. Each Stock Appreciation Right ("SAR") granted under the 2008 Plan must be evidenced by an Award Agreement.  A SAR entitles the Participant to receive the excess of (l) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than Fair Market Value on the date of grant.  A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

Stock Awards.  The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions.  Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares granted to a Participant to the extent not prohibited by terms of the 2008 Plan and except as such restriction relates to the unregistered nature of such shares.  The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock granted determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

Dividend Equivalent Rights.  A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective.  The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

Performance Awards.  A Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee.

At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Award.  The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions. Performance Goals means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters' or years' results or to a designated comparison group, in each case as specified by the Committee in the Award:

  earnings per share;
  operating cash flow;
  cash available;
  net income;
  revenue;
  total shareholder return;
  return on invested capital;
  return on shareholder equity;
  return on assets;
  return on common stock book equity;
  market share;
  economic value added;
  operating margin;
  stock price;
  operating income;
  EBIT or EBITDA;
  expenses or operating expenses;
  productivity of employees as measured by revenues, costs, or earnings per employee;
  cost reduction goals; or
  any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

Restricted Stock Units.  Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period.  At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria, including any Performance Goals, that must be satisfied as a condition to payment.  Restricted Stock Unit Awards containing performance criteria, including any Performance Goals, may be designated as performance share awards.

Phantom Stock.  Phantom Stock shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period.  At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any Performance Goals that must be satisfied as a condition to payment.

Federal Income Tax Consequences

The following is a general summary, as of the date of this Proxy Statement, of the federal income tax consequences to us and participants under the 2008 Plan.  Federal tax laws may change and the federal, state and local tax consequences for any such participant will depend upon his, her or its individual circumstances.  Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2008 Plan.

Stock Options

Generally, under present law, when an option qualifies as an incentive stock option ("ISO") under Section 422 of the Code (i) an employee will not realize taxable income either upon the grant or the exercise of the option, (ii)  the amount by which the fair market value of the shares acquired by the exercise of the option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the employee's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor) upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the employee, and (iv) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares.  A disposition by an employee of shares acquired upon exercise of an  ISO will constitute a qualifying disposition if it occurs after the holder's death or more than two years after the grant of the option and one year after the issuance of the shares to the employee.  If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee, in general, will recognize ordinary income (and the Company will receive an equivalent deduction) equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the exercise price or (ii) the amount realized on the disqualifying disposition less the exercise price.  Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required.  Currently under the Code, the maximum rate of tax on ordinary income is greater than the rate of tax on long‑term capital gains.

The holding period for shares of stock received upon the exercise of an ISO commences on the date of exercise of the grant.  Under present Federal income tax law, in the event that such shares are sold after two (2) years from the date of the grant and at least (12) months from the exercise of the grant, any gain from the sale will be taxed at long-term capital gains rates.  To the extent that an optionee recognizes a capital loss, such loss may currently offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

In the case of a non‑qualified stock option ("NQSO") granted under the 2008 Plan, no income generally is recognized by the optionee at the time of the grant of the option if the NQSOs were granted at a price at least equal to fair market value. The optionee generally will recognize ordinary income when the NQSO is exercised equal to the aggregate fair market value of the shares acquired less the option price.  Ordinary income from NQSOs will constitute compensation for which withholding may be required under federal law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000.  Income recognized by such executive officer on the exercise of a NQSO would be deemed remuneration.

Shares acquired upon exercise of NQSOs will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of the exercise or such other relevant date.  Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss if the stock is a capital asset in his hands.  Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.  As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long-term capital gains.  To the extent an optionee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

Stock Appreciation Rights

Generally, under present law, in the case of an SAR granted under the 2008 Plan, no income is recognized by the grantee at the time of the grant of the SAR if the SARs were granted at a price at least equal to fair market value. The grantee generally will recognize ordinary income when the SAR is exercised equal to the amount by which the fair market value of the SARs at the time of exercise exceeds the initial grant price of the SARs. Ordinary income from SARs will constitute compensation for which withholding may be required under federal law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000.  Income recognized by such executive officer on the exercise of an SAR would be deemed remuneration.

To the extent the SARs are settled in the form of stock, the tax consequences upon exercise will be the same as described above and the grantee will have a basis in the stock acquired equal to the fair market value of the SAR at the date of exercise. The holding period for shares of stock received upon the exercise of an  SAR commences on the date of exercise of the grant.  Upon subsequent disposition of the shares, the grantee will recognize capital gain or loss if the stock is a capital asset in his hands.  Provided the shares are held by the grantee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.  As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long-term capital gains.  To the extent a grantee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

Restricted Stock Units

Generally, under present law, when shares of the Restricted Stock Unit which are subject to restrictions and possibility of forfeiture are granted such shares will not be taxable unless a grantee makes an election to be taxed on those shares at the date of grant.  The grantee will recognize ordinary income at the time when the shares become free of restrictions and the possibility of forfeiture, generally at the time the shares become vested.  Ordinary income from the Restricted Stock Unit will constitute compensation for which withholding may be required under federal and state law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000.  Income recognized by such executive officer on the vesting of the Restricted Stock Unit would be deemed remuneration.

Under Section 83(b) of the Code, a grantee may elect to be taxed at the time of grant based on the fair market value of the Restricted Stock Unit on the date of grant.  Such election must be made by filing an election to be taxed with the Internal Revenue Service.  If the election is made and shares granted subject to restrictions and possibility of forfeiture are forfeited, such forfeiture will be treated as a capital loss.

The holding period for shares of Restricted Stock Unit commences on the date that the shares are vested or, in the case of an election to be taxed upon grant, the date of grant.  Upon subsequent disposition of the shares, the grantee will recognize capital gain or loss if the stock is a capital asset in his hands.  Provided the shares are held by the grantee for more than one year prior to disposition, such gain or loss will be long‑term capital gain or loss under current law.  As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long‑term capital gains.  To the extent a grantee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

Stock Awards

Generally, under present law, when Stock Awards are granted such shares will be taxable at the date of grant.  The grantee will recognize ordinary income.  Ordinary income from Stock Awards will constitute compensation for which withholding may be required under federal and state law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Company to $1,000,000.

The holding period for Stock Awards commences on the date of grant.  Upon subsequent disposition of the shares, the grantee will recognize capital gain or loss if the stock is a capital asset in his hands.  Provided the shares are held by the grantee for more than one year prior to disposition, such gain or loss will be long‑term capital gain or loss.  As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long‑term capital gains.  To the extent a grantee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

Dividend Equivalent Rights and Phantom Stock

There generally will be no tax consequences as a result of the award of a dividend equivalent right or phantom stock grant until payment is made with respect to such dividend equivalent right or phantom stock grant. Generally, when payment is made, the holder will recognize ordinary income equal to the payment received in respect of the dividend equivalent right or phantom stock grant.

Performance Awards

Performance Awards are taxed in the same manner as stock options, SARs, or restricted stock units based upon the type of Performance Awards and the date that such Performance Awards become earned and vested.

Million Dollar Deduction Limit

Under Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly-compensated officers for that taxable year whose compensation is required to be disclosed in this Proxy Statement.  The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation.  We believe that awards in the form of stock options constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

Section 409A of the Code

Except to the extent provided otherwise by the Committee, Awards under the 2008 Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A.  lf the Committee determines that an award, award agreement, award program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the 2008 Plan would, if undertaken, cause a participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such award, award agreement, award program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the plan, award agreement, and/or award program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the participant.

The foregoing discussion is only a brief summary of the applicable federal income tax laws as in effect on this date and should not be relied upon as being a complete statement.  The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time.  In addition to the federal income tax consequences described herein, an optionee or grantee may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

NEW PLAN BENEFITS

2008 PLAN

The following table sets forth the number of options to be granted under the 2008 Plan, assuming stockholder approval, as of July 30, 2008:

Name	Dollar Value	Exercise Price Per Share	Number of Shares Underlying Options (1)

Gregory D. Vacca, President & CEO	$187,500	$0.25	750,000	(2)
Mark Copenhaver	$139,250	$0.25	557,000
Kane St. John	$139,250	$0.25	557,000
Kathleen St. John	$139,250	$0.25	557,000
Marshall Sterman, Chairman of the Board	$62,500	$0.25	250,000
Bob Coffill, Board Member	$62,500	$0.25	250,000
Dave Hubbard, Board Member	$62,500	$0.25	250,000
Richard Burtt, Board Member	$62,500	$0.25	250,000
Employees and Consultants	$584,750	$0.25	2,339,000

TOTAL	$1,440,000	--	5,760,000

(1) The Original 2008 Plan was approved and adopted by the Board of Directors on February 11, 2008, and the 2008 Plan, as amended, is scheduled to become effective upon the approval of the Company's stockholders at the annual meeting held within one year from the date of adoption of the Original 2008 Plan by the Board of Directors.

(2) Gregory Vacca was granted an option to purchase 500,000 shares of Common Stock on March 6, 2008 under the Original 2008 Plan which were immediately vested on such date. For his services as a member of the Board of Directors, he was granted an option to purchase 250,000 sharesof Common Stock on July 17, 2008.

Please also refer to the "Summary Compensation Table" and the "Outstanding Equity Awards at Fiscal Year-End" table in this Proxy Statement, which set forth compensation made to our Chief Executive Officer  in the last fiscal year. Please also refer to the "Director Compensation" table in this Proxy Statement, which sets forth compensation made to our non-employee directors in the last fiscal year.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FIRST AMENDED AND RESTATED WIFIMED HOLDINGS COMPANY, INC. 2008 LONG-TERM INCENTIVE PLAN.

EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the Annual Meeting.  In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, telegram, facsimile transmission or other means of electronic communication.  Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for their out-of-pocket expenses.  We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

STOCKHOLDER PROPOSALS

SEC rules and regulations require that proposals that stockholders would like included in a Company's proxy materials must be received by the corporate secretary of the Company no later than 120 days before the first anniversary of the date on which the previous year's proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting. When the date is changed by more than 30 days from the date of the previous year's meeting, the deadline is a reasonable time before the Company begins to print and send its proxy materials. In accordance with the Corporation's By-laws, the Corporation expects to hold its 2009 Annual Meeting of Stockholders on or before July 30, 2009, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2009 Annual Meeting and included in the Company's proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Company's Secretary at the principal executive offices of the Company no later than April 1, 2009. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The deadline for submitting a stockholder proposal outside the processes of Rule 14a-8 is a reasonable time before the Company begins to print and send its proxy materials.

No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership and a statement that he intends to continue to hold the shares through the date of the meeting, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative to present his proposal for action, and (d) submits his proposal timely.  If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By‑Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

In addition, a person may submit only one proposal of not more than 500 words including any accompanying statement.  A supporting statement is required if requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the SEC's rules relating to the solicitation of proxies.  The Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy if the foregoing eligibility or procedural requirements are not met or some other bases such as the proposal deals with a matter relating to the Company's ordinary business operations.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by applicable law, only one copy of this Proxy Statement and Annual Report on Form 10-K are being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this Proxy Statement or the Company's Annual Report on Form 10-K.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and/or the Company's Annual Report on Form 10-K to any stockholder residing at an address to which only one copy of either such document was mailed. Requests for additional copies should be directed to the Company's Secretary, at the Company's corporate offices at WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, or by telephone at (770) 919-7220.

Stockholders who share an address can request the delivery of separate copies of future proxy statements or the Company's Annual Report on Form 10-K upon written request which should be directed to the Company's Secretary, at the Company's corporate offices at WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, or by telephone at (770) 919-7220.

Stockholders who share an address can request the delivery of a single copy of this Proxy Statement or a single copy of the Company's Annual Report on Form 10-K upon written request. Such request should be directed to the Company's Secretary, at the Company's corporate offices at WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, or by telephone at (770) 919-7220.

INCORPORATED BY REFERENCE

The SEC allows the Company to "incorporate by reference" information into this Proxy Statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this proxy statement and is being delivered to you with this proxy statement.  This proxy statement incorporates by reference the documents set forth below that the Company has previously filed with the SEC.  These documents contain important information about the Company and its financial condition.

The Company's SEC filings (File No. 000-49707)

Annual Report on Form 10-K .................................................................. Year ended December 31, 2007

AVAILABILITY OF OUR FORM 10-K

As permitted by applicable law, only one copy of this Proxy Statement and Annual Report on Form 10-K is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this Proxy Statement or the Company's annual report.

Copies of exhibits to our Annual Report on Form 10-K are available upon written request delivered to the Company's Secretary, WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, or by telephone at (770) 919-7220.

OTHER MATTERS

Our board of directors is not aware of any business to be presented at the Annual Meeting, other than the matters set forth in the notice of Annual Meeting and described in this Proxy Statement.  If any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH.  WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, WIFIMED HOLDINGS COMPANY, INC., 2000 RIVER EDGE PARKWAY, SUITE GL 100A, ATLANTA, GA  30328, OR BY TELEPHONE AT (770) 919-7220.

By order of the Board of Directors,

Gregory Vacca, Chief Executive Officer

Atlanta, Georgia

August 18, 2008

PROXY CARD

WIFIMED HOLDINGS COMPANY, INC.

The undersigned hereby appoints Gregory Vacca and Kathleen J. St. John, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in WiFiMed Holdings Company, Inc., a Nevada corporation (the "Corporation"), at the Annual Meeting of the Stockholders of the Corporation, scheduled to be held on September 16, 2008, and any adjournments or postponements thereof, as follows:

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

The board recommends a vote FOR each of the following proposals.

1.     Election of the following nominees to the Board of Directors of the Company:

                                Gregory Vacca
                                Marshall Sterman
                                David Hubbard
                                Richard Burtt
                                Robert Coffill

       |_|   FOR the nominees listed above         |_|   WITHHOLD authority to vote for all nominees

       |_|   Withhold authority to vote for the following individual nominees:

                                 [Print Name(s)]

2.     To ratify the appointment of Rotenberg & Co., LLP as independent auditors and accountants for the Company for the fiscal year ending December 31, 2008:

       |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

3.     To amend the Company's Articles of Incorporation to increase the number of the Company's authorized shares from 75,000,000 to 500,000,000 shares of Common Stock:

      |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

4.     To approve the First Amended and Restated WifiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan:

       |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

5.     Upon such other business as may properly come before the meeting or any adjournment thereof (the Board of Directors knowing of no such other business).

      |_|  FOR                |_|  AGAINST               |_|  ABSTAIN

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.  IF NO SPECIFICATION IS MADE FOR PROPOSAL 1, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES.  IF NO SPECIFICATION IS MADE FOR PROPOSAL 2, THE SHARES WILL BE VOTED FOR THE RATIFICATION OF ROTENBERG & CO., LLP AS INDEPENDENT ACCOUNTANTS.  IF NO SPECIFICATION IS MADE FOR PROPOSAL 3, THE SHARES WILL BE VOTED FOR THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 500 MILLION, AND  IF NO SPECIFICATION IS MADE FOR PROPOSAL 4, THE SHARES WILL BE VOTED FOR THE ADOPTION OF THE FIRST AMENDED AND RESTATED WIFIMED HOLDINGS COMPANY, INC. 2008 LONG-TERM INCENTIVE PLAN.  RECEIPT OF THE CORPORATION'S PROXY STATEMENT, DATED AUGUST 18, 2008, IS HEREBY ACKNOWLEDGED.

Dated: _________________________ , 2008

(Note:   Please sign exactly as your name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If signer is a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. If shares are held in the name of two or more persons, all should sign.)

PLEASE MARK THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE, DATE, SIGN AND RETURN

Attachment "A"

FIRST AMENDED AND RESTATED

WIFIMED HOLDINGS COMPANY, INC.
2008 LONG-TERM INCENTIVE PLAN

FIRST AMENDED AND RESTATED

WIFIMED HOLDINGS COMPANY, INC.
2008 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

FIRST AMENDED AND RESTATED

WIFIMED HOLDINGS COMPANY, INC.
2008 LONG-TERM INCENTIVE PLAN

This First Amended and Restated WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan, dated as of May 4, 2008 (the "First Amended and Restated Plan" or "Plan"), amends that certain WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan, dated as of February 11, 2008 (the "Original Plan").

        WHEREAS, the Original Plan was adopted by WiFiMed Holdings Company, Inc. (the "Company") on February 11, 2008; and

        WHEREAS, the board of directors of the Company deems it to be in the best interests of the Company to amend and restate the Original Plan to increase the number of shares reserved under the Plan from 10,000,000 to 15,000,000 shares of Common Stock.

        NOW, THEREFORE, the Original Plan is hereby amended and restated as follows:

SECTION 1.  DEFINITIONS

1.1              Definitions.  Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)                "Affiliate" means:

(1)               Any Subsidiary or Parent;

(2)               An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)               Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Company.

(b)               "Authorized Share Approval" means (i) the vote by the stockholders of the Company to approve an amendment to the Company's articles or certificate of incorporation that increases the number of authorized shares of Common Stock from 75,000,000 to 500,000,000 (the "Amendment") and (ii) the filing by the Company of the Amendment with the Secretary of State of the State of Nevada and the acceptance of the Amendment by the Secretary of State of the State of Nevada.

(c)                "Award Agreement" means an agreement between the Company and a Participant or other documentation evidencing the granting of an Award.

(d)               "Award Program" means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(e)                "Awards" means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Nonqualified Stock Options, Performance Awards, Phantom Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

(f)                 "Board of Directors" means the board of directors of the Company.

(g)                "Code" means the Internal Revenue Code of 1986, as amended.

(h)                "Committee" means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee.  The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the independence requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.  Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Compensation Committee pursuant to Section 2.3(b), the "Committee" as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

(i)                  "Company" means WiFiMed Holdings Company, Inc., a Nevada corporation.

(j)                 "Disability" unless otherwise defined by the Committee in the applicable Award Agreement, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant.  lf no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time.  In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(k)               "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 3.5.

(l)                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(m)              "Fair Market Value" refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1)               if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or if there is no such sale on the trading day immediately preceding such date as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2)               if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the average bid/asked price for the Stock on the ten (10) trading days immediately preceding the date upon which the Stock is sold, as reported by such exchange or system; or

(3)               if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to he material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided further, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(n)                "First Amended and Restated Plan" means the First Amended and Restated WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan, dated as of May 4, 2008.

(o)               "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(p)               "Nonqualified Stock Option" means a stock option that is not an Incentive Stock Option.

(q)               "Option" means a Nonqualified Stock option or an Incentive Stock Option.

(r)                 "Original Plan" means the WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan, adopted on February 11, 2008.

(s)                "Over 10% Owner" means an individual who at the time an Incentive Stock Option to such individual is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(t)                 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(u)                "Participant" means an individual who receives an Award hereunder.

(v)                "Performance Goals" means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters' or years' results or to a designated comparison group, in each case as specified by the Committee in the Award:

(i)                  earnings per share;

(ii)                operating cash flow;

(iii)               cash available;

(iv)              net income;

(v)                revenue;

(vi)              total shareholder return;

(vii)             return on invested capital;

(viii)           return on shareholder equity;

(ix)              return on assets;

(x)                return on common stock book equity;

(xi)              market share;

(xii)             economic value added;

(xiii)           operating margin;

(xiv)           stock price;

(xv)            operating income;

(xvi)           EBIT or EBITDA;

(xvii)         expenses or operating expenses;

(xviii)        productivity of employees as measured by revenues, costs, or earnings per employee;

(xix)           cost reduction goals; or

(xx)            any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

(w)              "Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured.  The Performance Period will be established by the Committee at the time the Award is granted.

(x)                "Performance Award" refers to a performance award as described in Section 3.6.

(y)                "Phantom Stock" refers to the rights described in Plan Section 3.8.

(z)                "Plan" means the Original Plan, as amended by the First Amended and Restated Plan.

(aa)            "Restricted Stock Units" refers to the rights described in Section 3.7.

(bb)           "Separation from Service" shall mean a termination of a Participant's employment or other service relationship with the Company, subject to the following requirements:

(1)               in the case of a Participant who is an employee of the Company, a termination of the Participant's employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the "service recipient" within the meaning of ‘Code Section 409A (collectively, the "Service Recipient") or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the lull period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)               in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant's service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor's relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months alter the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)               in any case, as may otherwise be permitted under Code Section 409A.

(cc)            "Stock" means the Company's common stock.

(dd)           "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

(ee)            "Stock Award" means a stock award described in Section 3.4.

(ff)               "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company it', at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Section 424(1) or regulations or rulings thereunder.

(gg)            "Termination of Employment" means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement.  The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2.  THE LONG-TERM INCENTIVE PLAN

2.1              Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, directors and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and other service providers.

2.2              Stock Subject to the Plan.  Following the Authorized Share Approval, Fifteen Million (15,000,000) shares of Stock (the "Maximum Plan Shares") shall be reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options, as may be adjusted in accordance with Section 5.2.  The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.  For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations shall be considered issued under the Plan.

2.3              Administration of the Plan.

(a)                The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan.  Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee's determinations under the Plan need not he uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee's decisions are final and binding on all Participants.  Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee.  Vacancies on the Committee shall be filled by the Board of Directors.

(b)               Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairman of the Compensation Committee of the Board of Directors to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliates who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the number of shares of Stock subject to such Awards; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Awards.

2.4              Eligibility and Limits.  Awards may be granted only to officers, employees, directors, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of ‘the Company or any Parent or Subsidiary.  In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).  To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which Awards (other than Performance Awards to the extent they are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code) may be granted during any calendar year to any "covered employee" as defined in Section 162(m) of the Code may not exceed One Million (1,000,000) and the maximum aggregate dollar amount (determined at the date of grant) of Awards (other than Performance Awards to the extent they are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code) that may be granted during any calendar year to any such covered employee may not exceed One Million Dollars ($1,000,000).  If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to a covered employee as described in this Section 2.4.  If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable.  If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3.  TERMS OF AWARDS

3.1              Terms and Conditions of All Awards.

(a)                The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)               Each Award will either be evidenced by an Award Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award.  Performance Goals, if any, shall be established before twenty-live percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days alter the first day of a Performance Period.  At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain.  If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable.  Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.  To the extent an Award is subject to Performance Goals with the intent that the Award constitute qualified performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award.  The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

(c)                The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may he specified in the approval of such Award.

(d)               Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award.  Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)                Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant's death, and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed within ninety (90) days of the Participant's death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant's death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(f)                 Alter the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan).

3.2              Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement.  At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option.  Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent.  At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option.  An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

(a)                Option Price.  Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price per share of Stock purchasable under any Option (the "Exercise Price") must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted.  With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

(b)               Option Term.  Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted.  Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted.  The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)                Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides:

(1)               by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2)               in a cashless exercise through a broker, except and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(3)               by having a number of shares of Stock withheld, the Fair Market Value of which is sufficient to satisfy the Exercise Price as of the date of exercise.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)               Conditions to the Exercise of an Option.  Each option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before the complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, or otherwise to the detriment of the Participant, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)                Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of ‘a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised alter the time limits that would otherwise apply.  For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)                 Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)                No Reload Grants.  Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h)                No Repricing.  Except as provided in Section 5.2, without the approval of the Company's stockholders the exercise price of an Option may not be amended or modified after the grant of the Option and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.

3.3              Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (l) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than Fair Market Value on the date of grant.  A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)                Settlement.  Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)               Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)                No Repricing.  Except as provided in Section 5.2, without the approval of the Company's stockholders the price of a Stock Appreciation Right may not be amended or modified after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

3.4              Terms and Conditions of Stock Awards.  The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions.  Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares granted to a Participant to the extent not prohibited by terms of the Plan and except as such restriction relates to the unregistered nature of such shares.  The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock granted determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5              Terms and Conditions of Dividend Equivalent Rights.  A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective.  The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)                Payment.  Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)               Conditions to Payment.  Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part to the extent not prohibited by the terms of the Plan.

3.6              Terms and Conditions of Performance Awards.  A Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee.  At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Award.  The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)                Payment.  Payment in respect of Performance Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)               Conditions to Payment.  Each Performance Award granted under the Plan shall he payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Performance Award, the Committee, at any time before complete termination of such Performance Award, may accelerate the time or times at which such Performance Award may be paid in whole or in part to the extent not prohibited by the terms of the Plan.

3.7              Terms and Conditions of Restricted Stock Units.  Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period.  At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria, including any Performance Goals, that must be satisfied as a condition to payment.  Restricted Stock Unit Awards containing performance criteria, including any Performance Goals, may be designated as performance share awards.

(a)                Payment.  Payment in respect of Restricted Stock Units may be made by the Company, at the discretion of the Committee, in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)               Conditions to Payment.  Each Restricted Stock Unit granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Restricted Stock Unit, the Committee, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted Stock Unit may be paid in whole or in part.

3.8              Terms and Conditions of Phantom Stock.  Phantom Stock shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period.  At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any Performance Goals that must be satisfied as a condition to payment.

(a)                Payment.  Payment in respect of Phantom Stock may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Award Agreement, or, in the absence of such provision, as the Committee may determine.

(b)               Conditions to Payment.  Each grant of Phantom Stock under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Phantom Stock, the Committee, at any time before complete termination of such Phantom Stock, may accelerate the time or times at which such Phantom Stock may be paid in whole or in part.

3.9              Treatment of Awards on Termination of Service.  Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan.  The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4.  RESTRICTIONS ON STOCK

4.1              Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will he held by a custodian designated by the Committee (the "Custodian").  Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian's designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held.  Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2              Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program.  Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5.  GENERAL PROVISIONS

5.1              Withholding.  The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government.  Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award.  A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement or Award Program so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tendered back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2              Changes in Capitalization; Merger; Liquidation.

(a)                The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Award, Restricted Stock Unit and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Dividend Equivalent Right, Performance Award, Restricted Stock Unit, Stock Appreciation Right, and Stock Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying a Stock Award to change, such as a stock dividend, stock split, spinoff; rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an "Equity Restructuring"); provided, however, that in the case of a Nonqualified Stock Option, Stock Award, Performance Award, Restricted Stock Unit, Dividend Equivalent Right, Phantom Stock, or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option, Stock Award, Performance Award, Restricted Stock Unit, Dividend Equivalent Right, Phantom Stock, or the Stock Appreciation Right not being treated as the grant of a new Option, Stock Award, Performance Award, Restricted Stock Unit, Dividend Equivalent Right, Phantom Stock, or Stock Appreciation Right or a change in the form of payment.  Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(b)               In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion.  Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)                The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3              Awards to Non-U.S. Employees.  The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the United States of America shall be eligible to participate in the Plan.  The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration oh the Plan to accommodate the specific requirements of local laws, procedures, and practices.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on separation from service or termination of employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements.  The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

5.4              Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.5              Compliance with Code.

(a)                Code Section 422.  All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)               Code Section 409A.  Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A.  lf the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.6              Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, or other service provider of the Company or any of its Affiliates or affects the right of the Company or any of its Affiliates to terminate the Participant's employment or services at any time.

5.7              Non-Alienation of Benefits.  Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void.  No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.8              Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws.  The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.9              Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.10          Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange.  No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.11          Stockholder Approval.  The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months following the adoption of the Original Plan on February 11, 2008 by the Board of Directors of the Company.  If such approval is not obtained, any Award granted hereunder will be void.

5.12          Choice of Law.  The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.13          Effective Date of Plan.  The Plan is effective as of February 11, 2008, the date the Original Plan was adopted by the Board of Directors of the Company.

IN WITNESS WHEREOF, the Company has executed this First Amended and Restated Plan as of May 4, 2008.

WIFIMED HOLDINGS COMPANY, INC.

By:_______________________________________

Title:______________________________________

Annex B

Options to be granted.  Strike price is $0.80 per share.  Except where noted, the vesting schedule is 1/3 on date of grant, 1/3 on December 31, 2008, and 1/3 on December 31, 2009.